                                                                    Exhibit 4(g)


                                 AMENDMENT NO. 4

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987)
                 -----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 4 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                   SECTION 1
                                   ---------

                  Section 1.1(24) of the Plan is hereby amended in its entirety to read as follows:

                  "(24) ENROLLMENT DATE: The first day of each calendar month commencing with January 1, 1994."

                                    SECTION 2
                                    ---------

                  Effective as of January 1, 1987, clause (a) of Section 5.3(2) of the Plan is hereby amended to read as follows:

                  "(a) the sum of the Employer Matching Contributions and, at the election of the Company, any Before-Tax Contributions not taken into account for the Plan Year under Section 5.2(2), made under the Plan by or on behalf of each such Eligible Employee for such Plan Year to"

                                    SECTION 3
                                    ---------

                  Effective as of January 1, 1989, Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

                  "5.4 AGGREGATE LIMIT AND MONITORING PROCEDURES. (1) Notwithstanding the provisions of Article III or Article IV, if after the application of Sections 5.1, 5.2 and 5.3, the sum of the actual deferral percentage and the contribution percentage for the group of highly compensated Eligible Employees (as defined in Section 5.2(3)) exceeds the "aggregate limit" (as defined in Treasury Regulation section 1.401(m)-2(b)(3)) then the contributions made for such Plan Year for highly compensated Eligible Employees shall be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in Before-Tax Contributions (but only to the extent that they are not matched by Employer Matching Contributions) and then in Employer Matching Contributions. Reductions in contributions shall be made in the manner provided in Section 5.2 or 5.3, as applicable. The amount by which each such highly compensated Eligible Employee's contributions are reduced shall be treated as excess contributions or excess aggregate contributions under Section 5.2 or 5.3, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the highly compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 5.2 and 5.3. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either
         (a) the actual deferral percentage of the highly compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-highly compensated Eligible Employees, or (b) the contribution percentage of the highly compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-highly compensated Eligible Employees.

                  (2) In order to ensure that at least one of the actual deferral percentages specified in Section 5.2(1), at least one of the contribution percentages specified in Section 5.3(1) and the aggregate limit described in Subsection (1) of this Section are satisfied for each applicable Plan Year, the Company shall monitor (or cause to be monitored) the amount of

         Before-Tax Contributions and Employer Contributions being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages, neither of such contribution percentages or the aggregate limit will be satisfied for a Plan Year, the Before-Tax Contributions and Employer Contributions made thereafter for each highly compensated Eligible Employee (as defined in Section 5.2(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for highly compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit.

                  (3) In order to ensure that excess deferrals (as such term is defined in Section 5.1(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made, or to be made, to the Plan for each Member during each taxable year and shall take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made, or to be made, for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.1(1).

                  (4) The actions permitted by Subsections (2) and (3) of this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 5.1, 5.2, and 5.3 and Subsection (1) of this Section are met."

                                    SECTION 4
                                    ---------

                  Section 6.4(1) of the Plan is hereby amended by substituting "1%" for "10%" where it appears therein.

                                    SECTION 5
                                    ---------

                  Section 6.4(2) of the Plan is hereby amended in its entirety to read as follows:

                  "(2) A Member may, as of the first day of any calendar month, upon at least 30 days Prior Written Notice filed with the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before- Tax Contributions and Employer Contributions made for him. In addition, a Member may, as of any Valuation Date, upon at least 30 days Prior Written Notice filed with the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account which has been invested in an Investment Fund (based on the value of such Account on the immediately preceding Valuation Date) to any other Investment Fund specified by him."

                                    SECTION 6
                                    ---------

                  Effective as of January 1, 1989, Section 8.10 of the Plan is hereby amended by substituting "401(k)(10)" for "402(k)(10)" where it appears therein.

                                    SECTION 7
                                    ---------

                  Effective as of January 1, 1993, Article VIII of the Plan is hereby amended by adding the following new Section at the end thereof:

                  "8.11 TRANSFERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS. (1) If a Member or Spouse is eligible to receive a distribution from the Plan that constitutes an "eligible rollover distribution" (as defined in Subsection (3) of this Section) and the Member or Spouse elects to have all or a portion of such distribution paid directly to an "eligible retirement plan" (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Member or Spouse may not elect a direct rollover of a portion of an eligible rollover distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Member or Spouse. Notwithstanding the preceding provisions of this Section, a direct rollover of an eligible rollover distribution shall not be made if a Member's or Spouse's eligible rollover distributions for a Plan Year are reasonably expected to total less than $200. Unless otherwise specifically provided herein, for purposes of this Section, the term "Spouse" shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

                  (2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an eligible rollover distribution, the Company shall provide a written notice to the Member or Spouse describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code.

                  (3) For purposes of this Section, the term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includable in gross income, and (d) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code; provided however, that with respect to a Spouse (but not a former spouse who is an alternate payee) who receives a distribution after a Member's death an "eligible retirement plan" shall mean only an individual retirement account or annuity described in section 408 of the Code.

                  (4) The provisions of this Section are intended to comply with the provisions of section 401(a)(31) of the Code and shall be interpreted in accordance with such section and Treasury regulations and rulings issued thereunder. The provisions of this Section shall be effective for distributions under the Plan on and after January 1, 1993."

                                    SECTION 8
                                    ---------

                  Except as otherwise provided herein, the changes made by this Amendment No. 4 shall be effective as of January 1, 1994.

          EXECUTED at Mansfield, Ohio this 8th day of September, 1993.

                                     THE GORMAN-RUPP COMPANY

                                     By  /s/ John A. Walter
                                         ------------------------
                                       Title:  President
                                             --------------------

                                     And /s/ K. J. Bargahiser
                                         ------------------------
                                        Title:  VP Communications
                                              -------------------